UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  December 27, 2019

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401

(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GMO	NYSE American and Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement.

The disclosure under Item 3.02 hereof is incorporated herein by reference.

Item 2.03                   Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 3.02 hereof concerning the Exchange Notes and the Supplemental Notes (each as defined below) is incorporated herein by reference.

Item 3.02                   Unregistered Sales of Equity Securities.

Exchange Notes and Warrants

On December 26, 2019, the Company’s private offer to exchange (the “Exchange Offer”) its outstanding 10% Senior Convertible Promissory Notes and 10% Senior Promissory Notes both due December 26, 2019 (together, the “Old Notes”), for units consisting of its newly issued 12% Senior Promissory Notes due December 26, 2022 (the “Exchange Notes”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), expired pursuant to the terms of the confidential Offer to Exchange and Subscription Offer dated November 27, 2019.

On December 27, 2019, the Company entered into an Exchange and Subscription Agreement dated as of December 27, 2019, with the holders of Old Notes who validly tendered their Old Notes in the Exchange Offer (the “Exchange and Subscription Agreement”), and closed the Exchange Offer.  Eligible holders tendered Old Notes with an original principal amount of $6.89 million of the total outstanding of $7.25 million, representing 95% of the aggregate principal amount of the outstanding Old Notes, in the Exchange Offer. For each $1 principal amount of, and accrued and unpaid interest on, Old Notes tendered and accepted by the Company, one unit consisting of $1 principal amount of Exchange Notes and one Warrant was issued.

The Exchange Notes are the senior, unsecured obligations of the Company and bear interest at an initial rate of 12% per annum. Interest on the Exchange Notes will be paid on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2020. The Exchange Notes contain customary events of default, and upon the occurrence of any event of default, the interest rate shall increase by 5% per annum until cured.  The Exchange Notes are redeemable at any time at the Company’s option, and must be redeemed by the Company under certain circumstances.  The Exchange Notes will mature on December 26, 2022, unless otherwise earlier redeemed.

The Exchange and Subscription Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.  A form of the Exchange Note issued in connection with the Exchange Offer is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K.

Each Warrant is exercisable for one share of Common Stock at an initial exercise price of $0.35 per share, subject to adjustment for stock splits, dividends and combinations, for a period of three years. One Warrant was issued for each dollar of original principal amount of, and accrued and unpaid interest on, Old Notes exchanged for Exchange Notes for a total of 7.2 million Warrants issued.  The Exchange Notes and Warrants are separate from each other and the redemption or exercise of either in no way affects the other.

A form of the Warrant issued in connection with the Exchange Offer is attached hereto as Exhibit 4.3 to this Current Report on Form 8-K.

The offer, issuance and sale of the Exchange Notes and Warrants is being made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder. In accordance with the Company’s policies for approving related party transactions, this transaction was approved by the independent Finance Committee of the Company’s Board of Directors, as well as the disinterested members of the full Board of Directors.

The Company paid at the maturity date of December 26, 2019, the unpaid principal and all accrued and unpaid interest in the approximate amount of $368,000 to those eligible holders that elected not to participate in the Exchange Offer. The original principal amount of Old Notes repaid at maturity represented approximately 5% of the total outstanding principal amount.

Supplemental Notes and Warrants

Also on December 27, 2019, the Company closed the subscription offer accompanying the Exchange Offer (the “Subscription Offer”) with certain eligible holders who tendered their Old Notes in the Exchange Offer (“Participating Holders”).  Each Participating Holder was eligible to purchase units consisting of the Company’s newly issued 13% Senior Promissory Notes due 2022 (the “Supplemental Notes”) and accompanying Warrants, up to a maximum amount of 20% of the aggregate principal amount of the Participating Holder’s Old Notes exchanged in the Exchange Offer, pursuant to the Exchange and Subscription Agreement.

At the closing, the Company issued 13,355 units for $100 each to Participating Holders, including the largest holder of Old Notes, as well as the Company’s Chief Executive Officer, Bruce D. Hansen.  The Participating Holders increased their respective note investments by approximately 20% as additional consideration for the Supplemental Notes, resulting in approximately $1.34 million of new capital to the Company.  One Warrant was issued for each dollar invested in the Supplemental Notes for a total of 1.3 million Warrants issued.

The Supplemental Notes are the senior, unsecured obligations of the Company and bear interest at an initial rate of 13% per annum. Interest on the Supplemental Notes will be paid on March 31, June 30, September 30 and December 31 of each year, commencing on March 31,

2020.  The Supplemental Notes contain customary events of default, and upon the occurrence of any event of default, the interest rate shall increase by 5% per annum until cured.  The Supplemental Notes are redeemable at any time at the Company’s option, and must be redeemed by the Company under certain circumstances.  The Company has agreed not to issue, assume or guarantee any indebtedness that is senior to or pari passu with the Supplemental Notes, provided, however, that the Company may issue no more than $15 million of additional debt securities that rank pari passu with the Supplemental Notes. The Supplemental Notes will mature on December 26, 2022, unless otherwise earlier redeemed.

A form of the Supplemental Note issued in connection with the Subscription Offer is attached hereto as Exhibit 4.2 to this Current Report on Form 8-K.

Each Warrant is exercisable for one share of Common Stock at an initial exercise price of $0.35 per share, subject to adjustment for stock splits, dividends and combinations, for a period of three years.  The Supplemental Notes and Warrants are separate from each other and the redemption or exercise of either in no way affects the other.

A form of the Warrant issued in connection with the Subscription Offer is attached hereto as Exhibit 4.3 to this Current Report on Form 8-K.

The offer, issuance and sale of the Supplemental Notes and Warrants is being made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder. In accordance with the Company’s policies for approving related party transactions, this transaction was approved by the independent Finance Committee of the Company’s Board of Directors, as well as the disinterested members of the full Board of Directors.

Registration Rights Agreement

In connection with the Exchange Offer and the Subscription Offer, the Company entered into a Registration Rights Agreement, dated as of December 27, 2019 (the “Registration Rights Agreement”), with each of the participating investors in the Exchange Offer and the Subscription Offer. Under the Registration Rights Agreement, the Company has agreed to file, within 90 days of the closing of the Exchange Offer and the Subscription Offer, a shelf registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issuable upon exercise of the Warrants. The Company has agreed to use its reasonable best efforts to cause the shelf registration statement to be declared effective on or before 270 days after the date of filing.  If the registration statement is not effective within the required time period, the Company will be required to pay liquidated damages to the holders of the Warrants.  The Company is required to use its reasonable best efforts to keep the registration statement current and continuously effective under the Securities Act until such date as all securities covered by the registration statement have been sold, thereunder or pursuant to Rule 144, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144.

The Registration Rights Agreement is attached hereto as Exhibit 4.4 to this Current Report on Form 8-K.

The foregoing descriptions of the terms, conditions and restrictions of the Exchange Notes, the Supplemental Notes, the Warrants and the Registration Rights Agreement do not purport and are not intended to be complete and are qualified in their entirety by the complete texts thereof, which are filed as exhibits hereto and incorporated by reference herein. Please note, however, that the transaction documents filed as exhibits to this Current Report on Form 8-K, including without limitation any representations and warranties contained therein, are not intended as documents for investors or the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, Exchange Notes, Supplemental Notes, Warrants or other securities of the Company.  Any such offer may only be made by offering materials issued by the Company.  The securities issued in the Exchange Offer and the Subscription Offer have not been registered under the Securities Act or any state securities laws and such securities may not be offered or sold within the United States or to or for the account or benefit of U.S. persons unless registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available.  The Exchange Notes, Supplemental Notes, Warrants and shares of Common Stock underlying the Warrants are deemed to be “restricted securities” under Rule 144 promulgated under the Securities Act and will bear a customary Rule 144 legend.

Item 8.01                   Other Events.

On January 2, 2020, the Company issued a press release announcing the closing of the Exchange Offer and the Subscription Offer.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
4.1	Form of Senior Promissory Note (Exchange Note).
4.2	Form of Senior Supplemental Promissory Note.
4.3	Form of Common Stock Purchase Warrant.
4.4	Registration Rights Agreement dated as of December 27, 2019, by and among General Moly, Inc. and the several investors signatory thereto.
10.1	Exchange and Subscription Agreement dated as of December 27, 2019, by and among General Moly, Inc. and the several investors signatory thereto.
99.1	Press Release of General Moly, Inc. dated January 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: January 3, 2020	By:	/s/ Amanda Corrion
Amanda Corrion
Controller and Principal Accounting Officer